UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

(Rule 14c-101)
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

[ ]	Preliminary Information Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(e)(2))

[X ]	Definitive Information Statement

FRONTIER DIGITIAL MEDIA GROUP, INC.

(Name of Registrant as Specified In Its Charter)

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[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

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(3)

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(4)	Proposed maximum aggregate value of transaction: ____________

(5)	Total fee paid: ____________

[ ]	Fee paid previously with preliminary materials.

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FRONTIER DIGITAL MEDIA GROUP, INC.

Room 1105, 11/F, Hip Kwan Commercial Building, No.38 Pitt Street

Yau Ma Tei, KLN, Hong Kong

INFORMATION STATEMENT

PURSUANT TO SECTION 14

OF THE SECURITIES EXCHANGE ACT OF 1934

AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY

This information statement has been mailed on or about July 23, 2019 to the shareholders of record on June 26, 2019 (the “Record Date”) of Frontier Digital Media Group, Inc., a Colorado corporation (the “Company”), in connection with certain actions to be taken by the written consent by the holder of a majority of the voting power of the outstanding capital stock of the Company, dated as of June 26, 2019. The actions to be taken pursuant to the written consent may be taken on or about August 12, 2019, 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY

By Order of the Board of Directors,

/s/ Seng Yeap Kok

Chief Executive Officer

NOTICE OF ACTION TO BE TAKEN PURSUANT THE WRITTEN CONSENT OF THE SHAREHOLDER HOLDING A MAJORITY OF THE VOTING POWER OF THE OUTSTANDING SHARES OF STOCK OF THE COMPANY IN LIEU OF A SPECIAL MEETING OF THE SHAREHOLDERS.

To the Company’s Shareholders:

NOTICE IS HEREBY GIVEN that the following action has been approved pursuant to the written consent of the Company’s Board of Directors and by written consent of the holders of a majority of the voting power of the outstanding capital stock of the Company dated June 26, 2019, in lieu of a special meeting of the shareholders.

To approve an amendment to the Company’s articles of incorporation to change the Company’s name to

“EXSULAR FINANCIAL GROUP INC.”

OUTSTANDING SHARES AND VOTING RIGHTS

As of the record date of June 26, 2019 (the “Record Date”), the Company’s authorized capitalization consisted of 100,000,000 shares of Common Stock, of which 5,424,400 shares were issued and outstanding and no shares of Preferred Stock of which none were issued and outstanding. Each share of Common Stock entitles its holder to one vote on each matter submitted to the shareholders. However, because shareholders holding a majority of the voting rights of all outstanding shares of common stock as of June 26, 2019 have voted in favor of the foregoing action by resolution dated June 26, 2019, no other shareholder consents will be solicited in connection with this Information Statement.

Shareholders of record on the Record Date will be entitled to receive this Notice and Information Statement.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the actions described herein will not be implemented until a date at least 20 days after the date on which this Information Statement has been mailed to the shareholders. The Company anticipates that the Amendment will be effectuated on or about June 26, 2019.

What action was taken by written consent?

We obtained stockholder’s consent for the approval of the amendment to our articles of incorporation to change the name of the Company to Exsular Financial Group Inc.

How many shares of voting stock were outstanding on the Record Date?

On the Record Date, the date we received the consent of the holders of a majority of the voting power of our stockholders, there were 5,424,400 shares of Common Stock outstanding.

What vote was obtained to approve the amendment to the articles of incorporation described in this information statement?

We obtained the approval of the holders of 5,000,000 shares of Common Stock, or approximately 90.5% of the voting power of our common stockholders eligible to vote on the amendment to our articles of incorporation.

AMENDMENT TO THE ARTICLES OF INCORPORATION

TO CHANGE THE NAME OF THE COMPANY

Name Change

On June 26, 2019, 2019 the Board of Directors of the Company approved, declared it advisable and in the Company’s best interest, and directed that there be submitted to the holder of a majority of the Company’s common stock for approval, the prospective amendment to the Company’s Articles of Incorporation to change the name of the Company to Exsular Financial Group Inc. (the “Name Change Amendment”). On June 26, 2019, the stockholders of the Company owning a majority of the Company’s outstanding voting stock (the “Majority Stockholders”) approved the Name Change Amendment by written consent, in lieu of a special meeting of the stockholders.

The Board of Directors of the Company and the Majority Stockholders believe that it is advisable and, in the Company’s, best interests to authorize and approve the Name Change Amendment in order to more accurately reflect additions to the Company’s business focus with the change of control that occurred in 2018.

 The Name Change Amendment, a copy of which is attached to this Information Statement as Exhibit A, will be filed with the Colorado Secretary of State with an expected effective date of August 12, 2019.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

 The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of the Record Date by (i) each person who is known by us to beneficially own more than 5% of the Company’s Common Stock; (ii) each of the Company’s officers and directors; and (iii) all of the Company’s officers and directors as a group. Unless otherwise indicated, the percentage ownership is based on 5,524,400 shares of common stock issued and outstanding as of the Record Date. Shares of common stock subject to options or warrants currently

Beneficial ownership has been determined in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and includes voting or investment power with respect to the shares. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them.

Name and Address*		Amount of Beneficial Ownership	Percent of Class
Seng Yeap Kok
15 Jalan Jade Hills 12/2, Jade Hills, 43000 Kajang, Selangor, Malaysia	Common Stock	5,000,000	90.5%
Chew Chye Lau
36, Jalan Rimbunan Melati 1, Laman Rimbunan, Kepong, 52100 Kuala Lumpur, Wilayah Persekutuan, Malaysia	Common Stock	-0-	-0-

Directors and officers as a group (2)	Common stock	5,000,000	90.5%

*	Company address for all Officers and Directors is Room 1105, 11/F, Hip Kwan Commercial Building, No.38 Pitt Street, Yau Ma Tei, KLN, Hong Kong

DESCRIPTION OF SECURITIES

General

The following summary includes a description of material provisions of our capital stock.

Authorized and Outstanding Securities

We have the authority to issue up to 100,000,000 shares of Common Stock, $0.001 par value. As of June 26, 2019, there were 5,424,400 shares of Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding.

Common Stock

The holders of our Common Stock are entitled to one vote per share on all matters requiring a vote of the stockholders, including the election of directors. Holders of Common Stock do not have cumulative voting rights. Holders of Common Stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board in its discretion from funds legally available therefore, subject to preferences that may be applicable to preferred stock, if any, then outstanding. At present, we have no plans to issue dividends. See “Dividend Policy” for additional information. In the event of a liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share pro rata all assets remaining after payment in full of all liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The Common Stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock.

Dividend Policy

Dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of our Board. We intend to retain earnings, if any, for use in its business operations and accordingly, the Board does not anticipate declaring any dividends in the foreseeable future.

FORWARD-LOOKING STATEMENTS AND INFORMATION

This Information Statement includes forward-looking statements. You can identify the Company’s forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions.

The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements.

You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

DISSENTER’S RIGHTS

Under the Nevada Revised Statutes, holders of shares of Common Stock are not entitled to dissenters’ rights with respect to any aspect of the Amendment, and we will not independently provide holders with any such right.

ADDITIONAL INFORMATION

The Company will provide upon request and without charge to each shareholder receiving this Information Statement a copy of the Company’s Annual Report on Form 10-K filed on July 2, 2018, which includes audited financial statements for the years ended December 30, 2017 and 2016, and the quarterly report on Form 10-Q for the quarter ended September 30, 2017, including the financial statements and financial statement schedule information included therein, as filed with the Commission. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System.

By order of the Board of Directors

_____________

/s/Seng Yeap Kok

Seng Yeap Kok

Chief Executive Officer

Exhibit A

Certificate of Amendment

To the

Articles of Incorporation

Pursuant to the provisions of Title 7, Sections 110-106 of the Colorado Revised Statutes-Corporations and Associations, the undersigned corporation adopts the following Certificate of Amendment to its Articles of Incorporation:

1.

Name of corporation: FRONTIER DIGITAL MEDIA GROUP, INC.

2.

The articles have been amended as follows:

Article 1 is amended to change our corporate name to “EXSULAR FINANCIAL GROUP INC.”

3.

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is 90.5%.

4.

Effective date and time of filing: (optional) Date: _______________ Time: _________________

5.

Signature: (required)

/s/ Seng Yeap Kok
Signature of Officer: Seng Yeap Kok, Pres./CEO